UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

API TECHNOLOGIES CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 001-35214

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Rd. Suite 210 Orlando, FL	32819
(Address of principal executive offices)	(zip code)

(407) 876-0279

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On March 22, 2013, API Technologies Corp. (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered: 1) the election of the five director nominees named in the proxy statement, 2) the ratification of the independent registered public accounting firm for the fiscal year ended November 30, 2013, 3) an advisory vote to approve executive compensation, and 4) an advisory vote to approve the frequency of holding future advisory votes on executive compensation. The voting results at such Annual Meeting, with respect to each of the matters described above, were as follows:

1.	The five director nominees named in the proxy statement were elected based upon the following votes:

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTES
Matthew E. Avril	45,519,543	180,527	4,223,716
Kenton W. Fiske	45,130,594	569,476	4,223,716
Brian R. Kahn	45,243,748	456,322	4,223,716
Melvin L. Keating	44,954,336	745,734	4,223,716
Kenneth J. Krieg	45,482,003	218,067	4,223,716

2.	The approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended November 30, 2013 was ratified as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
49,913,570	2,210	8,006	0

3.	The stockholders approved, on an advisory basis, the Company’s executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
45,323,686	374,488	1,896	4,223,716

4.	The stockholders approved, on an advisory basis, the holding future advisory votes on the Company’s executive compensation every year:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
42,111,873	1,963,494	1,378,255	246,448	4,223,716

Following the stockholder vote on Proposal No. 4 described above, the Board of Directors determined that a stockholder advisory vote regarding the compensation of the Company’s executive officers (“Say-on-Pay” vote) will be held each year at the Company’s Annual Meeting of Stockholders until the next advisory vote of stockholders is held regarding the frequency of stockholder Say-on-Pay votes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2013	API TECHNOLOGIES CORP.

	By:	/s/ Phil Rehkemper
Phil Rehkemper
Executive Vice President and
Chief Financial Officer

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